SCHEDULE A

(as amended on August 21, 2013 to add DoubleLine Shiller Enhanced CAPE®)

Funds

DoubleLine Total Return Bond Fund

DoubleLine Core Fixed Income Fund

DoubleLine Emerging Markets Fixed Income Fund

DoubleLine Multi-Asset Growth Fund

DoubleLine Low Duration Bond Fund

DoubleLine Floating Rate Fund

DoubleLine Shiller Enhanced CAPE®

DOUBLELINE FUNDS TRUST

By:
NAME: Ronald R. Redell TITLE: President
DOUBLELINE CAPITAL LP

By:	DoubleLine Capital GP LLC, its general partner

By:
NAME: Louis Lucido TITLE: Chief Operating Officer

SCHEDULE B

(as amended on August 21, 2013 to add DoubleLine Shiller Enhanced CAPE®)

Annual Fee Rate (expressed as a Fund percentage of net assets)
DoubleLine Total Return Bond Fund	0.40%
DoubleLine Core Fixed Income Fund	0.40%
DoubleLine Emerging Markets Fixed Income Fund	0.75%
DoubleLine Multi-Asset Growth Fund	1.00%
DoubleLine Low Duration Bond Fund	0.35%
DoubleLine Floating Rate Fund	0.50%
DoubleLine Shiller Enhanced CAPE®	0.45%

DOUBLELINE FUNDS TRUST

By:
NAME: Ronald R. Redell TITLE: President
DOUBLELINE CAPITAL LP

By:	DoubleLine Capital GP LLC, its general partner

By:
NAME: Louis Lucido TITLE: Chief Operating Officer